UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Jos. A. Bank Clothiers, Inc.

(Name of the Registrant as Specified In Its Charter)

EMINENCE CAPITAL, LLC

EMINENCE GP, LLC

RICKY C. SANDLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains (1) certain information regarding the participants in the solicitation of proxies from the stockholders of Jos. A. Bank Clothiers, Inc. and (2) a press release issued by Eminence Capital, LLC on January 14, 2014.

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Certain Information Regarding the Participants

In connection with its solicitation of proxies for the 2014 Annual Meeting of Jos. A. Bank Clothiers, Inc. (“JOSB”), Eminence Capital, LLC intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC. Investors and security holders are urged to read the preliminary proxy statement in its entirety and the definitive proxy statement and other relevant documents when they become available, because they will contain important information regarding the proxy solicitation. The preliminary and definitive proxy statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in any such proxy solicitation: Eminence Capital, LLC, Eminence GP, LLC and Ricky C. Sandler. Investors and security holders of JOSB can obtain additional information regarding the direct and indirect interests of the participants by reading the proxy statement when it becomes available.

As of the date of this filing Eminence Capital, LLC, may be deemed to be the beneficial owner of 1,371,756 shares of common stock of JOSB and 4,684,200 shares of common stock of The Men’s Wearhouse, Inc. (“MW”). Eminence GP, LLC may be deemed to be the beneficial owner of 1,262,085 shares of common stock of JOSB and 4,279,223 shares of common stock of MW, and Mr. Sandler may be deemed to be the beneficial owner of 1,371,756 shares of common stock of JOSB and 4,684,200 shares of common stock of MW. Eminence Capital, LLC is the investment manager of the Eminence funds and the investment advisor to a separately managed account. Eminence GP, LLC is the general partner of certain affiliates of Eminence Capital, LLC. Mr. Sandler is the Chief Executive Officer of Eminence Capital, LLC and the Managing Member of Eminence GP, LLC.

FOR IMMEDIATE RELEASE

EMINENCE CAPITAL ANNOUNCES INTENTION TO NOMINATE TWO INDEPENDENT DIRECTORS TO SERVE ON JOS. A. BANK BOARD

Large Shareholder Continues to Urge JOSB Board to Negotiate with Men’s Wearhouse

NEW YORK, NY (January 14, 2014) – Eminence Capital, LLC, which owns 4.9% of the common stock of Jos. A. Bank Clothiers, Inc. (JOSB), today announced that it intends to nominate two individuals for election as directors to the Board at JOSB’s annual meeting of shareholders. The firm has delivered a letter to the JOSB Board requesting the questionnaire that potential nominees must complete.

“We intend to nominate two independent directors at the 2014 meeting of Jos. A. Bank shareholders. Our nominees will be highly-qualified, retail industry experts who will be committed to maximizing shareholder value,” said Ricky C. Sandler, Chief Executive Officer of Eminence Capital.

“We are very encouraged by The Men’s Wearhouse, Inc.’s (MW) decision to submit its own slate of nominees for the JOSB 2014 annual meeting. We want it to be very clear that we intend to support MW’s nominees and we plan to withdraw our nominees if those proposed by MW are still in the running at the time of the JOSB annual meeting. However, given that JOSB’s nomination window will be closing soon, we feel compelled to submit our own slate at this time to ensure both that JOSB is pursuing the combination with MW as vigorously as possible, and that JOSB directors will be held accountable if they approve an alternative transaction or cause JOSB to take other action before the annual meeting that would frustrate a transaction with MW,” Sandler said.

“We continue to urge Jos. A. Bank to sit down with Men’s Wearhouse and engage in meaningful, good faith negotiations in pursuit of a business combination on terms that could deliver significant value for Jos. A. Bank shareholders,” he added.

About Eminence Capital, LLC

Eminence Capital, LLC is an asset management firm founded in 1998 that currently manages approximately $4.9 billion on behalf of institutions and individuals. The firm employs a bottom-up, research-driven investment strategy that utilizes a combination of industry research, rigorous financial analysis and dialog with company management to execute its investment process.

Additional Information Regarding the Proxy Solicitation

In connection with its solicitation of proxies for the 2014 Annual Meeting of Jos. A. Bank Clothiers, Inc. (“JOSB”), Eminence Capital, LLC intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC. Investors and security holders are urged to read the preliminary proxy statement in its entirety and the definitive proxy statement and other relevant documents when they become available, because they will contain important information regarding the proxy solicitation. The preliminary and definitive proxy statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in any such proxy solicitation: Eminence Capital, LLC, Eminence GP, LLC and Ricky C. Sandler. Investors and security holders of JOSB can obtain additional information regarding the direct and indirect interests of the participants by reading the Schedule 14A to be filed today with the SEC.

Forward Looking Statements

This press release may include forward looking statements that reflect our current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” or similar words are often used to identify forward looking statements. All forward looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward looking statements made in this press release are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, JOSB or its business, operations or financial condition. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise.

Investors Contact:

Edward McCarthy/Thomas Germinario

D.F. King & Co., Inc.

(212) 269-5550

Media Contact:

Scott Tagliarino/Samantha Leon

ASC Advisors LLC

(203) 992-1230